Index to Exhibits

Exhibit 1 – Joint Filing Agreement of the Reporting Persons*

Exhibit 2 – Press Release, June 15, 2022*

Exhibit 3 – Press Release, October 11, 2022*

Exhibit 4 – Requisition Notice, January 10, 2023*

Exhibit 5 – Press Release, January 10, 2023*

Exhibit 6 – Joint Filing Agreement of the Reporting Persons*

Exhibit 7 – Power of Attorney Granted by Louis Sterling III in favor of Mark DiPaolo and Patrice Bonfiglio, January 10, 2023*

Exhibit 8 – Press Release, January 18, 2023*

Exhibit 9 – Press Release, February 7, 2023*

Exhibit 10 – Press Release, February 9, 2023*

Exhibit 11 – Press Release, February 13, 2023*

Exhibit 12 – Press Release, February 14, 2023*

Exhibit 13 – Press Release, February 17, 2023*

Exhibit 14 – Press Release, February 27, 2023*

Exhibit 15 – Press Release, February 28, 2023*

Exhibit 16 – Press Release, December 4, 2023*

Exhibit 17 – Transactions in Securities, August 27, 2026

*Previously filed